Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116447) of WGNB Corp. of our report dated January 21, 2005, relating to the financial statements as of and for the year ended December 31, 2004, which appears in this Form 10-K.

/s/ PORTER KEADLE MOORE LLP

Atlanta, Georgia
March 23, 2005